                                                                    Exhibit 3.53

STATE OF NEW YORK   }
                    }   SS:
DEPARTMENT OF STATE }

I HEREBY CERTIFY THAT THE ANNEXED COPY HAS BEEN COMPARED WITH THE ORIGINAL DOCUMENT IN THE CUSTODY OF THE SECRETARY OF STATE AND THAT THE SAME IS A TRUE COPY OF SAID ORIGINAL.

     WITNESS MY HAND AND SEAL OF THE DEPARTMENT OF STATE ON MAY 28 2002


[SEAL]

                                               /s/ [ILLEGIBLE]

                                               SPECIAL DEPUTY SECRETARY OF STATE

DOS-1266(7/00)

                          CERTIFICATE OF INCORPORATION

                                       OF

                            HAKES C&D DISPOSAL, INC.

                Under Section 402 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

          1.   The name of the corporation is:

                          HAKES C&D DISPOSAL, INC.

          2. The purpose or purposes for which the corporation is formed are as follows; to wit:

To engage in any lawful act or activity for which corporations may be formed under the Business Corporation Law. The corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

To own, operate, manage, acquire and deal in property, real and personal, which may be necessary to the conduct of the business.

The corporation shall have all of the powers enumerated in section 202 of the Business Corporation Law, subject to any limitations provided in the Business Corporation Law or any other statute in the State of New York.

          3. A director of the corporation shall not be held liable to the corporation or its shareholders for damages for any breach of duty in such capacity except for

          (i) liability if a judgment or other final adjudication adverse to a director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, or that the director personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that the director's acts violated BCL Section 719; or

          (ii) liability for any act or omission prior to the adoption of this provision.

          4. The county in which the office of the corporation is to be located in the State of New York is: Chemung

          5. The aggregate number of shares which the corporation shall have authority to Issue is: 200 shares, no par value.

          6. The Secretary of State is designated as agent of the corporation upon whom process against if may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

               The corporation
               4644 Meads Creek Road
               Painted Post, New York 14870

          The Undersigned incorporator is of the age of eighteen years or over.

          IN WITNESS WHEREOF, this certificate has been subscribed this 26th day of January, 1990 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.


                                                      Laura A. Faircloth
                                                      ---------------------
                                                      Laura A. Faircloth
                                                      33 Rensselaer Street
                                                      Albany, New York 12202

                                                                              XL

                          CERTIFICATE OF INCORPORATION

                                       OF

                            HAKES C&D DISPOSAL, INC.


[SEAL]

                                                     STATE OF NEW YORK
                                                    DEPARTMENT OF STATE

                                                    Filed JAN 29 1990

                                                    AMT OF CHECK $ 120
                                                    FILING FEE $ 100
                                                    [ILLEGIBLE] $ 10
                                                    COUNTY FEE $ _______
                                                    COPY $______________
                                                    CERT $______________
                                                    REFUND $____________
                                                    SPEC HANDLE $ 10

                                                    BY: /s/ [ILLEGIBLE]
                                                       --------------------
                                                        [ILLEGIBLE]


FILED BY: Rossettie & Rossettie
          265 West Pulteney Street
          Corning, New York 14830

[SEAL]

                                 /s/ [ILLEGIBLE]

                                   [ILLEGIBLE]

                                   [ILLEGIBLE]

STATE OF NEW YORK   }
                      SS:
DEPARTMENT OF STATE }

I HEREBY CERTIFY THAT THE ANNEXED COPY HAS BEEN COMPARED WITH THE ORIGINAL DOCUMENT IN THE CUSTODY OF THE SECRETARY OF STATE AND THAT THE SAME IS A TRUE COPY OF SAID ORIGINAL.

     WITNESS MY HAND AND SEAL OF THE DEPARTMENT OF STATE ON MAY 28 2002

[SEAL]


                                                        /s/ [ILLEGIBLE]

                                               SPECIAL DEPUTY SECRETARY OF STATE

DOS-1266(7/00)

CT-07                                                             F 010226000163

                              CERTIFICATE OF CHANGE
                                       OF
                             Hakes C&D Disposal Inc.

               UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW

     1. The name of the corporation is Hakes C&D Disposal, Inc. It was incorporated under the name Hakes C&D Disposal, Inc.

     2. The Certificate of incorporation of said corporation was filed by the Department of State on January 29, 1990.

     3.   The following was authorized by the Board of Directors:

     To change the post office address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him from c/o The Corporation, 4644 Meads Creek Road, Painted Post, NY 14870 to c/o C T Corporation System, 111 Eighth Avenue, New York, N.Y. 10011.

     To designate C T CORPORATION SYSTEM, 111 Eighth Avenue, New York, N.Y. 10011 as its registered agent in New York upon whom all process against the corporation may be served.


                                                    /s/ Jerry S. Cifor
                                                --------------------------------
                                Jerry S. Cifor, Vice President and Treasurer

                                                           CT-07 F 010226000 163
                                                                           CT-07

                              CERTIFICATE OF CHANGE

                                       OF

                            HAKES C&D DISPOSAL, INC.

               UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW


                                                              ICC
                                                         STATE OF NEW YORK
                                                        DEPARTMENT OF STATE
                                                      FILED FEB 28 2001
                                                      TAX $__________________
                                                      BY: /s/ [ILLEGIBLE]
                                                          -------------------
                                                           Chem


                           Casella Waste Systems, Inc.
                               25 Greens Hill Lane
                                  P.O. Box 866
                                Rutland, VT 05701

                                        2